UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2026

IMAC Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38797	83-0784691
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3401 Mallory Lane, Suite 100 Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (844) 266-4622

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	BACK	OTC Markets Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement

On March 11, 2026, IMAC Holdings, Inc., a Delaware corporation (the “Company”) entered into a voluntary turnover, retention in satisfaction and release agreement (the “Turnover and Release Agreement”) with Cavalry Fund I SPV I LP, a Delaware limited partnership, as collateral agent (the “Collateral Agent”) and the holders (the “Noteholders”) of senior secured notes (the “Notes”) issued pursuant to that certain securities purchase agreement entered into on December 19, 2025. Pursuant to the Turnover and Release Agreement, the Company acknowledges that it is in default of its obligations under the Notes and that the Collateral Agent may take possession of 100% of the equity interests of Ignite Proteomics LLC (“Ignite”), a subsidiary of the Company, and all the assets of the Company and/or any of its subsidiaries related to or otherwise used in the business of Ignite (the “Ignite Assets”). Under the Turnover and Release Agreement, the voluntary turnover by the Company of the Ignite Assets and the retention of the Collateral Agent of the Ignite Assets constitute the full satisfaction of the Notes and the obligations owed to the Noteholders thereunder. The Turnover and Release Agreement also includes a provision acknowledging the proposed sale of the Ignite Assets to Aditxt, Inc., a Delaware corporation (“ADTX”) for a stated value of at least $35 million and a provision providing for the mutual release of claims with respect to the satisfaction of the Notes.

On March 11, 2026, the Company also entered into a securities purchase agreement (the “Securities Purchase Agreement”) with ADTX and several investors party thereto (the “Investors”) pursuant to which ADTX sold a new series of convertible preferred stock designated as Series A-2 convertible preferred stock, $0.001 par value per share which are convertible to shares of common stock (the “A-2 Preferred Stock”) in an amount of $1,000 per share (for an aggregate of $36,000,000). The A-2 Preferred Stock will be deemed paid and satisfied in full by the transfer to the ADTX of all rights and title of the Ignite Assets owned by the Investors, such payment may be made in conjunction with a cash payment directly to ADTX. ADTX has separately entered into a voting and leak-out agreement with the various shareholders under the Securities Purchase Agreement.

The Securities Purchase Agreement contains customary representations, warranties, indemnification provisions and closing conditions. The representations, warranties and covenants contained in the Securities Purchase Agreement were made only for purposes of the Securities Purchase Agreement and as of specific dates, were solely for the benefit of the parties to such agreement and are subject to certain important limitations.

The Securities Purchase Agreement contains piggyback registration rights pursuant to which if at any time after the 150th calendar day after the closing date: (1) there is not an effective registration statement covering the Preferred Stock (and the shares of common stock issuable upon conversion of the Preferred Stock) or the prospectus contained therein is not available for use and (2) the Company is preparing to file with the SEC on a registration statement relating to an offering for its own account or for others, then the Company must provide the Investors with notice of such an intent. The Investors may then, within fifteen days after the date of notice, choose to have their securities included in the registration statement to be registered, however, the Company shall not be required to register any securities that are eligible for resale pursuant to Rule 144 without restriction or any securities that are already the subject of a then effective registration statement.

The foregoing description of the Securities Purchase Agreement and the Turnover and Release Agreement do not purport to be complete and are qualified in its entirety by the full text of the Securities Purchase Agreement and the Turnover and Release Agreement by the terms and conditions of the documents themselves, copies of which are attached hereto as Exhibit 10.1 and Exhibit 10.2 respectively and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information set forth in “Item 1.01 Entry into a Material Definitive Agreement” relating to the potential issuance of equity is incorporated by reference herein in its entirety. The offer and sale of equity to the Investor is and will be made in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506(b) of Regulation D promulgated thereunder. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in the United States absent registration or an applicable exemption from the registration requirements and certificates evidencing such shares contain a legend stating the same.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).
10.1	Securities Purchase Agreement by and among Aditxt, Inc., IMAC Holdings, Inc. and Cavalry Fund I SPV I LP, dated March 11, 2026.
10.2	Voluntary Turnover, Retention In Satisfaction and Release Agreement, by and between IMAC Holdings, Inc. and Cavalry Fund I SPV I LP, dated March 11, 2026.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 19, 2026

IMAC HOLDINGS, INC.

By:	/s/ Faith Zaslavsky
Name:	Faith Zaslavsky
Title:	Chief Executive Officer